                                                                   EXHIBIT 10.33

                                    FORM OF
                    RESTATED CHAMPION HEALTHCARE CORPORATION
                          FOUNDERS' STOCK OPTION PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

    The name of this plan is the Champion Healthcare Corporation Founders' Stock Option Plan (the "Plan"). The Plan was adopted by the Board on December 31, 1990, and is hereby restated effective as of July 12, 1996 (the "Restatement"). The purpose of the Plan is to provide incentives to the founders of the Company that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

    For purposes of the Plan, the following terms shall be defined as set forth below:

    (1) "BOARD" means the Board of Directors of the Company.

    (2) "COMPANY" means Champion Healthcare Corporation, a Delaware corporation (or any successor corporation).

    (3) "STOCK" means the common stock, no par value, of the Company.

    (4) "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

SECTION 2. STOCK OPTIONS.

    Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve. Recipients of Stock Options shall enter into a stock option agreement with the Company, in such form as the Board shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option, and any other provisions consistent with the terms of the Plan.

    The Stock Options granted under the Plan shall be non-qualified Stock Options. No Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

SECTION 3. METHOD OF EXERCISE

    A Stock Option may be exercised in whole or in part only by delivery to the Company of a written notice that the Stock Option is being exercised together with the total purchase price in cash or by cashier's or certified check. Upon receipt of payment for the Stock being purchased, the Company shall, as expediently as possible, deliver to the optionee at the principal office of the Company, or at such other place as shall be mutually acceptable, a certificate or certificates for the Stock being purchased.

SECTION 4. STOCK SUBJECT TO PLAN.

    The total number of shares of Stock reserved and available for issuance under the Plan shall be 180,000, which reflects adjustments for any stock split having occurred prior to the date of this Restatement.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan.

SECTION 5. ELIGIBILITY.

    Charles R. Miller and James G. VanDevender, the founders of the Company, shall be the only persons eligible to receive a grant of Stock Options hereunder.

SECTION 6. ADMINISTRATION.

    The Plan shall be administered by the Board. The Board shall have the authority:

        (a) to determine whether and to what extent Stock Options are to be granted hereunder to the founders of the Company;

        (b) to determine the number of shares of Stock to be covered by each such award granted hereunder;

        (c) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Options granted hereunder; and

        (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options granted hereunder.

    The Board shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and any optionee.

SECTION 7. AMENDMENT AND TERMINATION.

    The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that without the approval of the stockholders (as described below) would:

    (1) except as provided in Section 4, increase the total number of shares of Stock reserved for purposes of the Plan; or

    (2) change the class of individuals eligible to participate in the Plan.

    The  Board  may  amend   the  terms  of   any  award  theretofore   granted,
prospectively or retroactively, but, subject to Section 4 above, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 8. UNFUNDED STATUS OF PLAN.

    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to an optionee by the Company, nothing contained herein shall give any such optionee any rights that are greater than those of a general creditor of the Company.

SECTION 9. GENERAL PROVISIONS.

    (1) The Board may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

    All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

    (2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its employees at any time.

    (3) Each optionee shall, no later than the date as of which the value of an award first becomes includible in his gross income for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee.

    (4) No member of the Board, nor any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.